Terms of Marketing Agreement
Between
Global Cash Card Corporation
And
FundsTech Corp.

This document shall form the binding Marketing Agreement between World Processing, Ltd, and Global Cash Card Corporation (combined, “Global Cash Card Corporation and herein, “GCC”) on the one hand AND FundsTech Corp (herein, “FTC”) on the other hand, (together, the “Parties”), under which FTC shall provide sales and referral services to GCC subject to the following terms and conditions:

1.	GCC Products and services:

1.1	The initial products and services offered by GCC include the following:

	a.	Pre-Paid Re-Loadable ATM Debit Cards
	b.	Global Cash Card Platform
	c.	Lease of Global Cash Card Platform
	d.	Licensing of Global Cash Card Platform (World Processing, Ltd.) ?

1.2	GCC will make available any additional products and services to FTC at terms equal to or less than those offered to any of their other sales channels.

2.	Duties of GCC

2.1	GCC will furnish FTC, at no cost to FTC, from time to time, promotional literature, current price lists, and technical specifications as applicable.

2.2	When needed, GCC will provide reasonable sales support in assisting FTC in its sales presentations.

2.3

GCC will provide FTC, monthly reports by the 20th day of the month following the month in which the fees were collected. Such reports may be in paper or electronic form and shall provide sufficient detail for FTC to fully reconcile the calculations.

3.	Duties of FTC

3.1

FTC shall use its best efforts to market and solicit sales of GCC Products and Services, of FTC’s choice, by making direct calls on potential customers. FTC will provide support services to customers as is reasonably required.

3.2	FTC shall become knowledgeable of the GCC Products and Services and will use its best efforts to sell such GCC Products & Services.

3.3	N/A

3.4	FTC shall submit to GCC, for approval, all orders for the GCC Products and Services generated by it or its authorized representatives.

3.5	All marketing materials, advertising and promotions of the GCC Products and Services, other than those provided by GCC, shall be paid for by FTC.

3.6	N/A

3.7	FTC will comply with all applicable federal and local laws.

4.	Compensation

4.1	During the term of this Agreement and any renewal period, Commissions will be paid to FTC in accordance with attached schedule (Exhibit A).

4.2

In the event a prospective customer contacts GCC directly, within two years after FTC has made the introduction and initial effort to solicit the business of such customer, then FTC shall be entitled to compensation for such sales in accordance with attached schedule (Exhibit A).

4.3

GCC may increase the Wholesale Rates by passing through any direct costs that are not under their control such as: increases due to: membership in or access fees to a network; processing fees; fees charged by a financial institution. Any other increase in the Wholesale Rates must be preceded by thirty days written notice and will only effect new cardholders.

4.4	GCC will pay FTC commissions on the 10th business day of the month following the month that GCC collects the funds from the customer.

4.5

GCC reserves the right, without prior notice and at their sole discretion, to establish a reasonable reserve account from payments due to FTC to fund charge backs, reversals, returns or other disputes arising from any transactions. FTC hereby grants to GCC a security interest in any such reserve account and pledges to GCC all of its right, title and interest in funds in the reserve account and the proceeds thereof to secure FTC’s obligations to GCC under this Agreement. The amount of any such reserve account shall be determined by projections based on actual losses and shall be adjusted every ninety days.

4.6

FTC hereby grants and authorizes GCC to exercise the right of Set-off against funds payable to FTC pursuant to this Agreement or any other Agreements between the Parties, including but not limited to any reserve account that FTC maintains with GCC. GCC may apply all such amounts as payment on FTC’s obligations in a priority or commissions by amounts due to GCC by FTC for fees, charges owed, adjustments, charge backs and assessments which are due under this Agreement.

4.7

FTC agrees not to offer any special prices, discounts, terms or incentives with out the prior written authorization of GCC. FTC’s compensation may vary based on such special prices, discounts, terms and incentives. All orders are subject to written approval by GCC and the applicable service provider.

4.8	All compensation under this Agreement will continue after termination of this Agreement except under Section 10.2 (b), (c), (d), (e), and (f)

4.9	N/A

4.10	FTC agrees to participate in the GCC Rewards Program that will be announced from time to time.

5.	Independent Contractor Status – Taxes and Insurance:

5.1

FTC is an independent agent ant no an employee or member of GCC. FTC is responsible for all estimated income, sales and payroll tax payments with respect to FTC’s business when due and GCC shall have no responsibility for taxes, or other costs arising in connection with FTC’s services.

5.2

FTC shall carry at its expense, all insurance coverage which is required by applicable law or prudent business practices. FTC shall indemnify GCC against any claim for injuries or damages caused by FTC, its employees or members, in the course of FTC’s service for GCC. FTC’s obligation to indemnify GCC shall survive the termination of this Agreement.

5.3

FTC shall pay all business expenses related to the operations of FTC and those necessary to carry out the terms of this Agreement, including but not limited to labor, rent, travel/meals/lodging, trade shows and marketing costs, phone/ utilities, insurance, other business related expenses and necessary capital expenditures, etc.

6.	Indemnification:

6.1	FTC shall indemnify, defend and hold harmless GCC, its affiliates, directors, officers, employees and agents from and against any and all claims or demands brought by third parties, along with any associated damages, costs, expenses (including reasonable attorney’s fees) losses liabilities arising out of or related to (a) any act or omission by FTC which violates any applicable law; (b) any negligence or willful misconduct of FTC or its agents, employees ort other persons or entities acting on its behalf under this Agreement; (c) any claim that any of the content or other material provided by FTC hereunder infringes of violates the right of third parties, including, but not limited to rights of publicity, privacy, patents, copyrights, trademarks, or trade secrets; or (d) any charge back, reversal dispute or other occurrence related to transactions.

6.2

GCC shall indemnify, defend and hold harmless FTC, its affiliates, directors, officers, employees and agents from and against any and all claims or demands brought by third parties, along with any associated damages, costs, expenses (including reasonable attorney’s fees) losses liabilities arising out of or related to (a) any act or omission by GCC which violates any applicable law; (b) any negligence or willful misconduct of GCC or its agents, employees ort other persons or entities acting on its behalf under this Agreement; (c) any claim that any of the content or other material provided by GCC hereunder infringes of violates the right of third parties, including, but not limited to rights of publicity, privacy, patents, copyrights, trademarks, or trade secrets.; or (d) any charge back, reversal dispute or other occurrence related to transactions.

7.       Force Majeure:

GCC shall have no liability for any loss resulting from delay or failure in its provision of services hereunder due in whole or in part to any natural disaster, epidemic, fire, act of God, strike, war, riot, civil disturbance, court order, statute, governmental issuance, technological facility outage, shortage or significant fluctuation in power or any other cause beyond its reasonable control.

8.       N/A

9.       Assignment/Sale:

This Agreement may be assigned by FTC, with thirty day (30) written notice to GCC, to any entity reasonably capable of performing FTC’s obligations hereunder. GCC may assign this Agreement, including but not limited to all rights, remedies and duties of performance to any entity reasonably capable of performing GCC’s obligations hereunder upon thirty-day (30) written notice to FTC. FTC agrees to provide GCC a sixty-day (60) first right of refusal on any written offer by a third party to acquire the business of FTC covered by this Agreement.

10.	Term and Termination:

10.1

This Agreement is effective as of the Effective Date and shall continue for a period of three years. Unless otherwise terminated in accordance with this Agreement, this Agreement shall automatically extend each year for an additional year.

10.2	Termination:

(a.)

This Agreement can be terminated by either party at the end of the initial term or any subsequent renewal term upon written notice provided to the other party not less than ninety-days (90) prior to the end of the term.

(b)

If either party commits a material breach of this Agreement, the non-defaulting party may terminate this Agreement upon thirty-day (30) prior written notice to the other provided such breach has not been cured during the thirty-day (30) period.

(c)	If at any time GCC’s membership in, participation in, or access to a network is terminated, GCC may terminate this Agreement with respect to that network without notice.

(d)

If at any time GCC has prove that FTC is allowing or participating with customers who are using the system for fraudulent, illegal or unauthorized activities, GCC may suspend or terminate this Agreement.

(e)

If at any time and for any reason GCC or its licensors, suppliers or service providers access to networks is terminated which causes GCC to cease providing its services, GCC may terminate this Agreement upon written notice.

10.3

Upon termination of this Agreement by FTC before the end of its term for any reason other than a breach of this Agreement by GCC; GCC shall be entitled to a payment from FTC of an early termination fee which shall equal the greater of the average monthly amount of fees and charges payable to GCC under this Agreement for the previous there (3) months, or one thousand dollars ($1,000) multiplied by the remaining number months in the current term. This early termination fee is in addition to any other rights and remedies that may be available to GCC hereunder or under applicable law.

11.	Jurisdiction, Arbitration, and Legal Fees:

11.1

This Agreement shall be governed by and constructed in accordance with the laws of the State of Nevada, applicable to agreements made and to be performed in Nevada, without regard to any provisions thereof relating to the principles of conflict of law.

11.2

Agreement to Arbitrate. In the event any controversy arises relating to this Agreement, such shall be arbitrated in accordance with the rules and procedures of the American Arbitration Association with the following stipulations;

	(a)	The sites of the arbitration shall be Las Vegas, Nevada.

	(b)	There shall be one arbitrator who shall be an attorney or retired judge licensed to practice law in the State of Nevada.

(c)

Arbitration procedures shall be conducted substantially in accordance with the United States Rules of Civil Procedure and the Rules of evidence. (However, the burden of proof will be the “most convincing evidence”)

	(d)	The Arbitrator shall have authority to award only a remedy or relief that a court of the state could award, and no other remedy or relief.

Punitive damages shall not be awarded.

EACH PARTY HAS A RIGHT TO LITIGATE DISPUTES IN A COURET AND HAVE A JURY DECIDE SUCH CLAIM OR DISPUTE. BY ENTERING INTO THIS AGREEMENT THE PARTIES HAVE AGREED TO RESOLVE ALL DISPUTES AND CLAIMS BY BINDING ARBITRATION AND HAVE WAIVED ALL RIGHTS TO A TRIAL BY A COURT OR JURY AND TO PARTICIPATE IN ANY CLASS ACTION.

11.3	The prevailing party in any arbitration will be entitled to reasonable attorney’s fees.

12	Amendments:

This Agreement may be amended only by a writing duly executed by both parties.

13	Entire Agreement:

This Agreement, including all schedules, addenda and exhibits hereto, constitutes the entire understanding between the parties as to the GCC Products and Services and supersedes all previous communications, commitments and writings.

14.       Severability:

If any provision of this Agreement is held invalid, illegal, void or unenforceable by reason of any judicial decision, all other provision of this Agreement shall nevertheless remain in full force and effect.

15        Waivers:

No course or dealing or failure to enforce any provisions or exercise any right under this Agreement by either party shall be construed as a waiver of such provision or right, affect the validity of this Agreement or curtail the ability of any party to enforce such provision or exercise such right in the future.

16:       Notices:

All notices or other communications required by this Agreement shall be in writing and shall be deemed sufficiently given at the date of mailing, fax, e-mail, or other agreed method, to the addresses listed below, or other addresses as a party may provide to the other from time to time:

FTC:

FundsTech Corp
4425 Park Arroyo
Calabasas, CA 91302

(818) 222-7521

GCC:

Global Cash Card
7 Corporate Park Drive
Suite 100
Irvine, CA 92606

(888) 220-7999

GLOBAL CASH CARD

By: /s/ signed

Name/Title President

Date 5/3/2006

FUNDSTECH CORP.

By: /s/ signed

Name/Title

Date 5/3/2006

SUMMARY OF EXHIBIT A

COMMISSION SCHEDULE

Retail and wholesale rates are provided in this exhibit:

Pre-Paid Reloadable ATM Debit Cards:

GCC shall pay FTC all amounts in excess of the Wholesale Rates.

Item	Retail	Wholesale

Program Setup
Application Interface
Enrollment Fee
Annual Fees

Monthly Fees:
Non-Active Card
Active Card
Administrative Fee
Dormancy Fee
(After 90 days of No Activity)

Card Manufacturing:
Global Cash Card-(Not Personalized/ Instant Issue)
Minimum Order 100
Up to 5,000 -each
5,001+
Global Cash Card (Personalized/ 14day delivery)
Branded (Not Personalized/ 30 day delivery)
Branded (Personalized/ 30 day delivery)
“Twin Pac”
Cardholder Fee under Paycard
All items are Plus Shipping & Handling Costs

Card Usage:

United States

ATM
Withdrawal
Declined Withdrawal
Inquiry
Declined Inquiry
POS

Purchase
Declined Purchase
Inquiry
Declined Inquiry
Return
Declined Return

Outside United States:

ATM
Withdrawal
Declined Withdrawal
Inquiry
Declined Inquiry
POS
Purchase
Declined Purchase
Inquiry
Declined Inquiry
Return
Declined Return

*Currency Conversion Rate May Apply

Card to Card:

Loading Card:

Credit Card to Global Cash Card
Via ACH
(Per Card, Per Transaction – Paycard Program Only)
Via ACH (Per Card, Per Transaction)
Via Postal Money Order
Via Wire Transfer (Plus Bank Fee)
Via Bank Deposit
Via Check (7 days to use funds)
Via Participating Retailers

Miscellaneous:

Convenience Check
Payday Advance
(Paycard Program Only)
Card Replacement

Automated Toll Free Tele. (US)
(4 free per month)
Operated Assisted (US)
(4 free per month)
Automated Toll Free Telephone
(Outside US – 1 free per month)
Operated Assisted
(Outside US – 1 free per month)
Website Log-in
PIN Change
(First one free)
Initial Marketing Package
Cardholder Initiated Cancellation
Periodic Statement (Mailed)

The following percentages will be paid by GCC to FTC:

Lease Platform:

Monthly Lease Payment
PIN Transactions Net
Signature Transactions Net
Plastic Sales after Direct Costs

Software Lease:

Sales as Paid
PIN Transactions Net (If Any)
Signature Transactions Net (If Any)
Plastic Sales after Direct Costs (if Any)

Processing Services:

PIN Transactions Net
Signature Transactions Net
Additional Items

(Depends on Customer Requests such as Program Management, Plastic, IVR, Customer Service, ETC.)